UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 29, 2015

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191, 1-35591	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE

On April 29, 2015, BGC Partners, Inc. (“BGC Partners,” “BGC” or the “Company”) provided corrected geographic breakdown information with respect to information which was contained in the prepared remarks delivered during its first quarter 2015 conference call on April 29, 2015 and in the presentation described below.

The following corrected statement is being made:

“Our revenues from the Americas were up approximately 28 percent. Revenues from Europe, Middle East and Africa were up by 28 percent while Asia-Pacific revenues increased by 10 percent.”

A revised presentation entitled “1Q2015 Earnings Presentation” containing the corrected geographic information has been posted in the Investor Relations section of the Company’s website at ir.bgcpartners.com.

The foregoing revenues are on a distributable earnings basis, as described in the Registrant’s Current Report on Form 8-K dated April 29, 2015. These geographic corrections had no impact on consolidated revenues, earnings or earnings per share on a distributable earnings or GAAP basis.

The information in this Item 7.01 is being furnished under Item 7.01 of Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing and as set forth below.

Discussion of Forward-Looking Statements by BGC Partners

Statements made in this document regarding BGC Partners’ and GFI’s businesses that are not historical facts are “forward-looking statements” that involve risks and uncertainties. Except as required by law, BGC and GFI undertake no obligation to release any revisions to any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see BGC’s and GFI’s respective Securities and Exchange Commission filings, including, but not limited to, the risk factors set forth in their respective public filings, including their most recent Forms 10-K and any updates to such risk factors contained in subsequent Forms 10-Q or Forms 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: April 29, 2015	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick

[Signature Page to Form 8-K, dated April 29, 2015 regarding Regulation FD Disclosure in connection with the

Company’s 2015 First Quarter Earnings Release]

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